Exhibit 99.1

NEWS RELEASE

BONANZA CREEK ENERGY

Initiates prepackaged Chapter 11 Proceedings PURSUANT TO RESTRUCTURING SUPPORT AGREEMENT

EMERGENCE FROM chapter 11 eXPECTED BEFORE THE END OF Q1 2017

PREPACKAGED PLAN will reduce Debt by more than $850 million AND CONTEMPLATES $200 MILLION EQUITY INFUSION

Employees, ROYALTY OWNERS, VENDORS AND TRADE CREDITORS to be Paid in THE ORDINARY COURSE OF BUSINESS

DENVER, Colorado – January 4, 2017 /Globe Newswire/ – Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza” or the “Company”) and certain subsidiaries today announced that they had filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the District of Delaware to pursue a prepackaged plan of reorganization (“Prepackaged Plan”), in accordance with the previously announced restructuring support agreement (the “RSA”) with certain of their noteholders and one of their crude oil purchase and sale counterparties, NGL Crude Logistics, LLC and its parent, NGL Energy Partners LP, to effectuate a comprehensive restructuring.

The RSA and Prepackaged Plan provide for a substantial deleveraging transaction pursuant to which Bonanza will transform its balance sheet by equitizing approximately $867 million of its existing unsecured bond obligations and substantially bolster its liquidity position through a $200 million rights offering for new equity, to be backstopped by certain unsecured noteholders.

Certain holders (the “Supporting Noteholders”) of its 6.75% senior notes due 2021 (the “2021 Notes”) and 5.75% senior notes due 2023 (the “2023 Notes” and together with the 2021 Notes, the “Senior Notes”) collectively holding 51.1% of its outstanding Senior Notes, and one of its crude oil purchase and sale counterparties, NGL Crude Logistics, LLC and its parent, NGL Energy Partners, LP (collectively, “NGL”) have agreed to vote in favor of the Prepackaged Plan.

The Company began the solicitation of votes on the Prepackaged Plan prior to filing its petition. Subject to Bankruptcy Court approval of the Prepackaged Plan and the satisfaction of certain conditions to the Plan and related transactions, the Company expects to consummate the Prepackaged Plan and emerge from chapter 11 before the end of the first quarter of 2017. There can be no assurances that the Prepackaged Plan will be confirmed pursuant to the Bankruptcy Code.

Bonanza will continue to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and fully expects to continue existing operations and maintain staffing and equipment as normal throughout the court-supervised financial restructuring process. Bonanza has filed a series of motions with the Bankruptcy Court requesting authority to continue normal operations, including requesting Bankruptcy Court authority to continue paying trade creditors, royalty interest holders, and employee wages and salaries in the ordinary course and providing employee benefits without interruption. The Company will continue to work closely with its suppliers and partners to ensure that it meets ongoing obligations, and business continues uninterrupted.

Richard Carty, Bonanza Creek’s Chief Executive Officer, commented, “We look forward to completing the restructuring quickly with minimal disruption to our business, and anticipate meeting ongoing obligations to our employees, customers, vendors, suppliers and others throughout the Chapter 11 process.”

“The filing of our prepackaged bankruptcy cases with the Bankruptcy Court is a significant milestone in the process to achieve financial stability and reposition Bonanza with a strengthened liquidity position to execute on our extensive asset development opportunities,” Mr. Carty added.

As noted above, the RSA anticipates that the restructuring would be implemented through the Prepackaged Plan, which remains subject to Bankruptcy Court approval and the satisfaction of conditions laid out in the Prepackaged Plan.

The Company recommends that its creditors, including the holders of Senior Notes, refer to the information in the Company’s Disclosure Statement, which attaches a copy of the Plan. A copy of the Disclosure Statement can be found at http://cases.primeclerk.com/bcei. Information contained in the Disclosure Statement is subject to change, whether as a result of amendments, actions of third parties or otherwise. For additional inquiries, the information call center can be reached at (855) 252-4427 (toll free) or 1+(917) 258-6104 (international).

This press release is for information purposes only and is not intended to be, and should not in any way be construed as, a solicitation of votes of noteholders or other investors regarding the Chapter 11 Plan, and shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. Any securities to be issued pursuant to the Plan will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement distributed to Noteholders and applicable law.

More detailed information on the restructuring can be found in the RSA which was included with a Form 8-K previously filed with the SEC on December 23, 2016. Further information on the Company as well as the restructuring process and plan can be found on the Company’s case information website, located at http://cases.primeclerk.com/bcei. The Company has posted FAQs on its website at www.bonanzacrk.com.

The Company has been in contact with the New York Stock Exchange (“NYSE”) and anticipates the continued listing of its common stock on the NYSE throughout the bankruptcy process so long as the Company continues to meet the minimum continued listing standards set forth by the NYSE.

Advisors

Davis, Polk & Wardwell LLP is acting as legal counsel, Perella Weinberg Partners LP is acting as financial advisor, and Alvarez & Marsal LLC is acting as restructuring advisor to the Company in connection with its restructuring efforts. Kirkland & Ellis LLP is acting as legal counsel and Evercore Group L.L.C. is acting as financial advisor to the ad hoc committee of holders of the Senior Notes.

About Bonanza Creek Energy

Bonanza Creek Energy, Inc. is independent oil and Natural Gas Company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The Company’s assets and operations are concentrated primarily in the Rocky Mountain region in the Wattenberg Field, focused on the Niobrara and Codell formations, and in southern Arkansas, focused on oily Cotton Valley sands. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Safe Harbor Statement

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the status of the negotiations and our liquidity. Bonanza has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including: (i) changes in demand for our services and any related material impact on our pricing and utilizations rates, (ii) Bonanza's ability to execute, manage and integrate acquisitions successfully, (iii) changes in our expenses, including labor or fuel costs and financing costs, (iv) continued volatility of oil or natural gas prices, and any related changes in expenditures by our customers, (v) competition within our industry, (vi) Bonanza’s ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions, (vii) Bonanza’s ability to obtain approval by the Bankruptcy

Court of the Prepackaged Plan or any other plan of reorganization, including the treatment of the claims of Bonanza’s lenders and trade creditors, among others; (viii) Bonanza’s ability to obtain approval with respect to motions in the Chapter 11 cases and the Bankruptcy Court’s rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general; (ix) the length of time the Debtors will operate under the Chapter 11 cases; (x) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the Debtors’ ability to develop and consummate the Prepackaged Plan or other plan of reorganization; (xi) the potential adverse effects of the Chapter 11 cases on the Debtors’ liquidity, results of operations or business prospects; (xii) the ability to execute Bonanza’s business and restructuring plan; and (xiii) increased legal and advisor costs related to the Chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Bonanza’s Form 10-K for the year ended December 31, 2015 and subsequent Form 10-Qs filed with the SEC. While Bonanza makes these statements and projections in good faith, neither Bonanza nor its management can guarantee that anticipated future results will be achieved. Bonanza assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Bonanza, whether as a result of new information, future events, or otherwise.

Contacts:

Prime Clerk

Information Call Center

(855) 252-4427

James R. Edwards

Director, Investor Relations

(720) 440-6136

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